                                                                          Page 1
Chase Manhattan Auto Owner Trust 1997-A
                                                 Statement to Certificateholders
                                                 January 16 2001

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                                                      DISTRIBUTION IN DOLLARS
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                 ORIGINAL             PRIOR                                                                               CURRENT
                  FACE              PRINCIPAL                                                  REALIZED     DEFERRED     PRINCIPAL
   CLASS          VALUE             BALANCE         PRINCIPAL     INTEREST        TOTAL         LOSES       INTEREST      BALANCE
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A1            250,000,000.00              0.00            0.00           0.00           0.00     0.00         0.00              0.00
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A2            365,000,000.00              0.00            0.00           0.00           0.00     0.00         0.00              0.00
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A3            270,000,000.00              0.00            0.00           0.00           0.00     0.00         0.00              0.00
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A4            165,000,000.00              0.00            0.00           0.00           0.00     0.00         0.00              0.00
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A5             85,500,000.00     64,639,209.63    9,342,607.03     350,129.05   9,692,736.08     0.00         0.00     55,296,602.60
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B1             35,153,718.13     35,153,718.13            0.00     194,810.19     194,810.19     0.00         0.00     35,153,718.13
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TOTALS      1,170,653,718.13     99,792,927.76    9,342,607.03     544,939.24   9,887,546.27     0.00         0.00     90,450,320.73
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                        FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                      PASS-THROUGH RATES
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                  PRIOR                                                              CURRENT                            CURRENT
                PRINCIPAL                                                            PRINCIPAL          CLASS         PASS THRU
 CLASS           FACTOR            PRINCIPAL       INTEREST        TOTAL              FACTOR                             RATE
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A1              0.00000000        0.00000000      0.00000000     0.00000000         0.00000000           A1            5.545000%
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A2              0.00000000        0.00000000      0.00000000     0.00000000         0.00000000           A2            5.950000%
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A3              0.00000000        0.00000000      0.00000000     0.00000000         0.00000000           A3            6.250000%
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A4              0.00000000        0.00000000      0.00000000     0.00000000         0.00000000           A4            6.400000%
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A5            756.01414772      109.27025766      4.09507661   113.36533427       646.74389006           A5            6.500000%
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B1          1,000.00000000        0.00000000      5.54166672     5.54166672     1,000.00000000           B1            6.650000%
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TOTALS         85.24547115        7.98067514      0.46549994     8.44617509        77.26479601
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IF THERE, ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Jennifer  Baran
The Chase Manhattan Bank - Structured Finance Services
450 West 33rd St, 14th fl,
New York, New York 10001
Tel: (212) 946-3881
Fax: 212) 946-3916

                          (Copyright)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Owner Trust 1997-A

                                         Statement to Certificateholders
                                         January 16 2001

                                         Due Period                                                                       46
                                         Due Period Beginning Date                                                  12/01/00
                                         Due Period End Date                                                        12/31/00
                                         Determination Date                                                         01/10/01

Section 5.8(iii)              Servicing Fee                                                                        83,160.77
SectFion 5.8(iii)             Servicing Fee per $1000                                                             0.07103789

Section 5.8(iv)               Administration Fee                                                                    1,000.00
Section 5.8(iv)               Administration Fee per $1000                                                        0.00085422

Section 5.8(vi)               Pool Balance at the end of the Collection Period                                 90,450,320.73

Section 5.8(vii)              Repurchase Amounts for Repurchased Receivable
                              By Seller                                                                                 0.00
                              By Servicer                                                                         122,651.61
                              TOTAL                                                                               122,651.61

Section 5.8(viii)             Realized Net Losses for Collection Period                                           210,045.93

Section 5.8(ix)               Reserve Account Balance after Disbursement                                        8,699,784.29

Section 5.8(x)                Specified Reserve Account Balance                                                 8,779,902.89

Section 5.8(xi)               Total Distribution Amount                                                         9,971,707.04
                              Servicing Fee                                                                        83,160.77
                              Administration Fee                                                                    1,000.00
                              Noteholders Distribution Amount                                                   9,692,736.08

                              Certficateholders Distribution Amount                                               194,810.19
                              Deposit to Reserve Account                                                                0.00

                          (Copyright)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION